QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

        The undersigned, the Chief Executive Officer of TransMontaigne GP L.L.C., a Delaware limited liability company and general partner of TransMontaigne Partners L.P. (the "Company"), hereby certifies that, to his knowledge on the date hereof:

  (a)
  the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2010, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (b)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CHARLES L. DUNLAP Charles L. Dunlap Chief Executive Officer
March 10, 2011

QuickLinks

  Exhibit 32.1